<Name of Stockholder>

<Address of Stockholder>

January 25, 2006

Patient Infosystems, Inc.

46 Prince Street

Rochester, NY 14601

RE:	Lock-up Agreement

Ladies and Gentlemen:

The undersigned, the holder (the “Stockholder”) of a warrant to purchase shres of Common Stock (as defined below) of Patient Infosystems, Inc., a Delaware corporation (the “Company”), understands that CCS Consolidated, Inc., a Delaware corporation (“CCS”), Paty Acquisition Corp., a Delaware corporation (the “Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of September 19, 2005 (the “Merger Agreement”) pursuant to which (i) Merger Sub shall be merged into and with CCS and CCS shall continue as the surviving corporation (the “Merger”), and (ii) each share of CCS common stock, $.01 par value, shall be converted into a number of shares of the Company’s common stock, $.01 par value (the “Common Stock”), determined pursuant to the formula set forth in Section 2.2 of the Merger Agreement. In recognition of the benefit that such Merger will confer upon the Stockholder, including the issuance of warrants to purchase additional shares of Common Stock, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that for a period of eighteen months from the Closing Date (as defined in the Merger Agreement) (the “Lock-up Period”), and, to the extent that the undersigned’s Securities (as defined below) are designated as Locked-up Securities (as defined below) during the Release Period (as defined below), the undersigned will not directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, make any short sale or otherwise dispose of or transfer any shares of the Company’s Common Stock, or any options or warrants to purchase any shares of the Company’s Common Stock, or any securities convertible into or exchangeable or exercisable for the Company’s Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transaction would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Securities or with respect to any security that includes, related to, or derives any significant part of its value from such Securities. Notwithstanding the foregoing, the undersigned may (a) exercise Securities convertible into shares of Common Stock

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owned by the undersigned as of the date of the Merger Agreement, it being understood and acknowledged that any shares of Common Stock acquired by the undersigned in connection with any such exercise or conversion shall be subject to this letter agreement; or (b) transfer Securities (i) by bona fide gift, (ii) to a member of the undersigned’s immediate family or to a trust of which the undersigned or an immediate family member is the beneficiary, or (iii) to the undersigned’s limited and general partners, members, stockholders or other equity holders in connection with an in kind distribution thereof; provided that, prior to any transfer described in clause (b), each transferee shall execute an agreement, in form reasonably satisfactory to the Company, pursuant to which each transferee shall agree to be bound by the terms of this agreement for the remainder of the above-referenced 18-month period and the Release Period and pursuant to which the undersigned and its transferees agree to the allocation among themselves of the maximum number of Securities which are to be released in accordance with the release schedule set forth below (it being expressly understood that the purpose of this provision is to ensure that any dispositions of the undersigned’s Securities do not enable the undersigned and its direct and indirect transferees to engage in any transactions with respect to the undersigned’s Securities in an aggregate amount in excess of that which would be permitted under the terms of this agreement in the absence of such dispositions).

Prior to the expiration of the Lock-up Period or the Release Period (as the case may be), the undersigned shall not announce or disclose any intention to take any action after the expiration of such period which the undersigned is otherwise prohibited from taking during such period.

Following the expiration of the Lock-up Period (the “Release Period”), the undersigned’s Securities shall remain subject to the restrictions of this agreement as if the Lock-up Period had not expired (the “Locked-up Securities”) except to the extent that such Securities are released from such restrictions in accordance with the following release schedule, at which point they will cease to be “Locked-up Securities”:

Release Trigger	Number of Securities Released
18 months after Closing Date	Rule 144 Amount (as defined below)
21 months after Closing Date	Rule 144 amount (as defined below)
24 months after Closing Date	Rule 144 amount (as defined below)
27 months after Closing Date	Rule 144 amount (as defined below)

30 months after Closing date, or if the Closing Date occurs after January 1, 2006, June 30, 2008; provided that if the Closing Date occurs after March 1, 2006 the Release Trigger date shall be extended by that number of days between Closing Date and March 1, 2006, but shall not exceed 30 months after the Closing Date (e.g., if the Closing Date occurs on March 15, 2006, the Release Trigger date is July 15, 2008)

All Remaining Locked-Up Securities

             For the purposes of this agreement, the term “Rule 144 Amount” shall mean the greater of: (a) 1% of the number of shares of Common Stock of the Company outstanding as of the date

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of determination; or (b) the average weekly reported volume of trading of the Common Stock of the Company on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of determination.

Notwithstanding the foregoing, in the event that after the expiration of the Lock-up Period there occurs a Change of Control or there occurs or has occurred a Significant Equity Offering (each, as defined below), any and all Securities of the undersigned that remain Locked-up Securities at such time shall immediately cease to be Locked-up Securities. For the purposes of this agreement, the term “Change of Control” shall mean the first to occur of: (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the capital stock of the Company immediately prior to such consolidation, merger or reorganization, represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, provided that a “Change of Control” shall not include the Merger; (b) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, provided that a “Change of Control” shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (c) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company. For the purposes of this agreement, the term “Significant Equity Offering” shall mean one or more primary offerings, after the Closing Date, of shares of Common Stock (and/or securities convertible into Common Stock for no additional consideration) of the Company in aggregate amount equal to or greater than 25% of the outstanding shares of the Company’s Common Stock immediately prior to the first such offering.

The Company may not amend or waive any term or condition of any lock-up agreement entered into in connection with the Merger, unless such amendment or waiver also is granted or effected with respect to this letter agreement.

Notwithstanding anything herein in to the contrary, if the Stockholder shall cease to be an employee of the Company or any affiliate thereof for any reason, all obligations of the Stockholder hereunder shall terminate 30 days following the date of such cessation.

Once all of the undersigned’s Securities cease to be Locked-up Securities, the Release Period shall terminate.

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This lock-up letter is dated January 25, 2006

Very truly yours,	Accepted and Agreed:
PATIENT INFOSYSTEMS, INC.

__________________________	By: __________________________
<Name>
<Title>

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